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                                                                     EXHIBIT 5.1

                                 June 12, 1997

CardioVascular Dynamics, Inc.
13700 Alton Parkway
Suite 160
Irvine, CA 92618

                    Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 originally filed by CardioVascular Dynamics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on June 12, 1997, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,488,528 shares of the Company's Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the distribution of the Shares.

     It is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

     We consent to the use of this Opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

                                            Very truly yours,

                                            BROBECK, PHLEGER & HARRISON LLP

                                             /s/ BROBECK, PHLEGER & HARRISON
                                            LLP